UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
(Rule 14a-101)
Proxy Statement Pursuant to Section 14(a) of
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California Water Service Group
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California Water Service Group
California Water Service Company, Hawaii Water Service Company,
New Mexico Water Service Company, Washington Water Service
Company and CWS Utility Services

1720 North First Street
San Jose, CA 95112-4598
(408) 367-8200

March 20, 2007

Dear Fellow Stockholder:

You are cordially invited to attend our Annual Meeting of Stockholders at 9:30 a.m. on April 25, 2007, at the executive offices of California Water Service Group, located at 1720 North First Street in San Jose, California.

Enclosed are a notice of matters to be voted on at the meeting, our proxy statement, a proxy card and our 2006 Annual Report.

Whether or not you plan to attend, your vote is important. Please vote your shares, as soon as possible, in one of three ways: via mail, telephone or Internet. Instructions regarding Internet and telephone voting are included in the proxy card. If you choose to vote by mail, please mark, sign and date the proxy card and return it in the enclosed postage-paid envelope.

In an effort to reduce costs and conserve natural resources, we produced a summary annual report this year, opting not to duplicate the financial information that continues to be provided in the 10-K. We care about what you think of the report. Please send your feedback to annualreport@calwater.com.

Thank you for your investment in the California Water Service Group.

Sincerely,

/s/ Robert W. Foy
ROBERT W. FOY
CHAIRMAN OF THE BOARD

2007 ANNUAL MEETING OF STOCKHOLDERS
NOTICE OF ANNUAL MEETING AND PROXY STATEMENT

This proxy statement, dated March 20, 2007, relates to the solicitation of proxies by the board of directors of California Water Service Group for use at our 2007 Annual Meeting of stockholders, which is scheduled to be held on April 25, 2007. We expect to begin mailing this proxy statement to stockholders on or about March 20, 2007.

For directions to the Annual Meeting, please refer to the map included as the last page of the proxy.

CALIFORNIA WATER SERVICE GROUP

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

The annual meeting of stockholders of California Water Service Group will be held on April 25, 2007, at 9:30 a.m., at the Executive Offices of California Water Service Group, 1720 North First Street, San Jose, California 95112-4598, for the following purposes:

1. Election of directors;

2. Ratify the selection of KPMG LLP as the Group’s independent registered public accountants; and

3. To consider such other business as may properly come before the meeting.

The board of directors has fixed the close of business on February 26, 2007, as the record date for the determination of holders of common and preferred stock entitled to notice of and to vote at the annual meeting.

Please submit a proxy as soon as possible so that your shares can be voted at the meeting in accordance with your instructions. You may submit your proxy: (a) via the mail, (b) by telephone, or (c) by Internet. For specific instructions, please refer to “Questions and Answers About the Proxy Materials and the Annual Meeting” of this proxy statement and the instructions on the proxy card.

By Order of the Board of Directors

LYNNE P. MCGHEE, Esq.
Acting Corporate Secretary

QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS AND THE ANNUAL MEETING

What am I voting on?

•	Election of nine directors to serve until the 2008 Annual Meeting.

•	Ratification of the Audit Committee’s selection of KPMG LLP as the Group’s independent registered public accounting firm for 2007.

Those elected to serve as directors of California Water Service Group, which we refer to in this proxy statement as the Group, will also serve as the directors of California Water Service Company and CWS Utility Services, two of the Group’s operating subsidiaries.

Who may attend the Annual Meeting?

All Group stockholders may attend.

Who is entitled to vote?

Stockholders of record at the close of business on February 26, 2007 (the “Record Date”), or those with a valid proxy from a brokerage firm or another similar organization which held shares on the Record Date.

How many votes do I get?

Each share of common stock is entitled to one vote. Each share of preferred stock is entitled to 16 votes. You may also use “cumulative voting” in the election of directors.

What is “cumulative voting” and how does it work?

Stockholders or persons holding a valid proxy may “cumulate” their votes for the election of directors. That is, they may give one candidate nine votes for each common share owned. Instead of casting one vote for each of the nine candidates they may cast all nine votes for a single candidate, or they may distribute their votes on the same principle among as many candidates as they desire. Because each preferred share is entitled to 16 votes, preferred stockholders may cumulate 144 votes (16 x 9) for each share owned. If you do not indicate otherwise, the proxies may use their discretion to cumulate votes.

How are the directors elected?

The nine nominees receiving the highest number of votes are elected to the Board. Common and preferred shares vote together on directors.

Who are the Board’s nominees?

The nominees are Douglas M. Brown, Robert W. Foy, Edward D. Harris, Jr., M.D., Bonnie G. Hill, David N. Kennedy, Richard P. Magnuson, Linda R. Meier, Peter C. Nelson, and George A. Vera. All the nominees are current Board members. See “Proposal No. 1 — Election of Directors” for biographical information, including the nominees’ current directorships in other publicly held companies.

What is the required vote for the second proposal to pass?

In order for the Audit Committee’s selection of KPMG LLP as independent registered public accounting firm to be ratified, the proposal must receive the affirmative vote of a majority of the shares present in person or represented by proxy and entitled to vote at the meeting.

How do I vote?

You may vote by mail.

You do this by signing the proxy card and mailing it in the enclosed, prepaid and addressed envelope. If you mark your voting instructions on the proxy card, your shares will be voted as you instruct.

You may vote by telephone.

You do this by following the “Vote by Telephone” instructions on the proxy card. If you vote by telephone, you do not have to mail in your proxy card. You must have a touch-tone phone to vote by telephone.

You may vote on the Internet.

You do this by following the “Vote by Internet” instructions on the proxy card. If you vote on the Internet, you do not have to mail in your proxy card.

You may vote in person at the meeting.

We will hand out written ballots to anyone who wants to vote at the meeting. If you hold your shares in street name, you must request a legal proxy from your stockbroker in order to vote at the meeting.

If you return a signed card but do not provide voting instructions, your shares will be voted:

•	for the nine named director nominees

•	for the ratification of the selection of independent registered public accounting firm

We have been advised by counsel that these telephone and Internet voting procedures comply with Delaware law.

What if I change my mind after I return my proxy?

You may revoke your proxy any time before the polls close at the meeting. You may do this by:

•	signing another proxy with a later date,

•	voting by telephone or on the Internet (your latest telephone or Internet proxy is counted),

•	voting again at the meeting, or

•	notifying the Acting Corporate Secretary, in writing, that you wish to revoke your previous proxy. We must receive your notice prior to the vote at the Annual Meeting.

Will my shares be voted if I do not return my proxy?

If you are a stockholder of record (that is, you hold your shares in your own name), and you do not return your proxy, your shares will not be voted unless you attend the meeting and vote in person. Different rules apply if your stockbroker holds your shares for you.

What happens if my shares are held by my stockbroker?

If you do not return your proxy then your stockbroker, under certain circumstances, may vote your shares.

Stockbrokers must write to you asking how you want your shares voted. However, if you do not respond, stockbrokers have authority under exchange regulations to vote your unvoted shares on certain “routine” matters, including election of directors and ratification of the selection of the independent registered public accounting firm. If you wish to change voting instructions you give to your stockbroker, you must ask your stockbroker how to do so.

If you do not give your stockbroker voting instructions, the stockbroker may either:

•	proceed to vote your shares on routine matters and refrain from voting on nonroutine matters, or

•	leave your shares entirely unvoted.

Shares that your stockbroker does not vote (“stockbroker non-votes”) will count towards the quorum only. We encourage you to provide your voting instructions to your stockbroker. This ensures that your shares will be voted at the meeting.

You may have granted to your stockbroker discretionary voting authority over your account. If so, your stockbroker may be able to vote your shares even on nonroutine matters, depending on the terms of the agreement you have with your stockbroker.

What happens if I abstain from voting on a proposal?

If you abstain from voting on a proposal (either by proxy or in person at the Annual Meeting), your shares will be counted in determining whether we have a quorum, but the abstention will have the same effect as a vote against a proposal.

Who will count the vote?

Representatives of American Stock Transfer and Trust Co., our transfer agent, will serve as the inspector of elections and count the votes.

What does it mean if I get more than one proxy card?

It means that you have multiple accounts at the transfer agent and/or with stockbrokers. Please sign and return all proxy cards to ensure that all your shares are voted.

What constitutes a quorum?

A majority of the outstanding shares — present at the Annual Meeting or represented by persons holding valid proxies — constitutes a quorum. If you submit a valid proxy card, your shares will be part of the quorum.

Without a quorum, no business may be transacted at the Annual Meeting. However, whether or not a quorum exists, a majority of the voting power of those present at the Annual Meeting may adjourn the Annual Meeting to another date, time and place.

At the Record Date, there were 2,537 stockholders of record. There were 20,656,699 shares of our common stock outstanding and entitled to vote at the Annual Meeting and 139,000 shares of our preferred stock outstanding and 95 entitled to vote at the Annual Meeting.

What percentage of stock do the directors and executive officers own?

Together, they own less than one percent of our common and preferred stock. See “Stock Ownership of Management and Certain Beneficial Owners” for more details.

Who are the largest common stockholders?

As of January 1, 2007, the largest principal stockholder was SJW Corp., which held 1,099,952 shares of common stock, representing 5.3% of our aggregate outstanding common stock. To the best of our knowledge, no other stockholders held over 5% of our common shares.

What is the deadline for submitting stockholder proposals for the Group’s proxy materials for next year’s Annual Meeting?

Any proposals which stockholders intend to present at the 2008 Annual Meeting of stockholders must be received by the Acting Corporate Secretary of the Group by November 27, 2007, in order to be considered for inclusion in the Group’s 2008 proxy materials. A proposal and any supporting statement together may not exceed 500 words. Please submit the proposal to Acting Corporate Secretary, California Water Service Group, 1720 North First Street, San Jose, California 95112-4598.

How can a stockholder propose a nominee for the Board?

Any stockholder of record who is entitled to vote at a stockholders’ meeting may propose a nominee for the Board. The bylaws contain the requirements for doing so. Contact the Acting Corporate Secretary to request a copy of the full bylaw requirements. Briefly, a stockholder must give timely prior notice to the Group. The notice must be received by the Acting Corporate Secretary at the Group’s principal place of business by the 150th day before the first anniversary of the prior year’s Annual Meeting. If we move the date of the meeting by more than thirty days before or more than sixty days after the date of the previous meeting, notice is due by the 150th day before the Annual Meeting or the 10th day after we publicly announce the holding of the meeting.

If the Board calls a special meeting to elect directors, stockholder notice is due by the 150th day prior to that meeting or the 10th day after we publicly announce the holding of the special meeting and identify the Board’s director nominees. The bylaws do not affect the rights of preferred holders to nominate directors where they are otherwise entitled to do so.

The bylaws specify what the notice must contain. The notice deadline for the 2008 Annual Meeting is November 27, 2007.

How can a stockholder propose business at a stockholders’ meeting?

Any stockholder of record who is entitled to vote at a stockholders’ meeting may propose business for the meeting. Just as with nominations, the bylaws contain the requirements. Contact the Acting Corporate Secretary and request a copy of the full bylaw requirements. The stockholder must give timely prior notice to the Group. The deadlines are the same as for stockholder nominations discussed above. If the Group’s Acting Secretary receives a proposal after that deadline it will be considered untimely, and the persons named in the proxy for the 2007 meeting may exercise their discretion in voting with respect to the proposal.

The bylaws specify what the notice must contain. Stockholders must comply with all requirements of the securities laws regarding proposals. The bylaws do not affect any stockholder right to request inclusion of proposals in the Group’s proxy statement under the rules of the Securities and Exchange Commission.

Because of the 150-day notice requirement discussed above, stockholders who have not given prior notice may not raise a proposal (or a nomination) at this year’s meeting.

How can a stockholder or other interested party contact the independent directors, the director who chairs the Board’s executive sessions or the full Board?

Stockholders or other interested parties may address inquiries to any of the Group’s directors, to the director who chairs of the Board’s executive sessions, or to the full Board, by writing to Acting Corporate Secretary, California Water Service Group, 1720 North First Street, San Jose, California 95112-4598. All such communications are sent directly to the intended recipient.

Can I make comments and/or ask questions during the Annual Meeting?

Yes, most certainly. Stockholders wishing to address the meeting are welcome to do so by adhering to the following guidelines:

1. Stockholders may address the meeting when recognized by the Chairman or President and Chief Executive Officer.

2. Each stockholder, when recognized, should stand and identify himself or herself.

3. Stockholder remarks must be limited to matters before the meeting and may not exceed two minutes in duration per speaker. No cameras, video or recording equipment will be permitted at the meeting.

BOARD STRUCTURE

This section briefly describes the structure of the Board and the functions of the principal committees of the Board. The charters for the Audit, Organization and Compensation, Finance and Nominating/Corporate Governance committees are posted on the Group’s website at http://www.calwatergroup.com. The charters are also available in written form upon request to the Acting Corporate Secretary, California Water Service Group, 1720 North First Street, San Jose, California 95112-4598.

The Group’s policy is that all directors must be able to devote the required time to carry out director responsibilities and should attend all meetings of the Board and of Committees on which they sit.

Committees:

AUDIT:  Reviews the Group’s auditing, accounting, financial reporting and internal audit functions. Also, the Committee is directly responsible for the appointment, compensation and oversight of the independent registered public accounting firm, although stockholders are asked to ratify the Committee’s selection. All members are nonemployee directors, are independent as defined in the listing standards of the New York Stock Exchange and meet the additional independence requirements for audit committee members imposed by the Sarbanes-Oxley Act and the rules of the SEC thereunder. The Group has not relied on any exemptions in the SEC’s rules from the audit committee independence requirements.

The Board has determined that George A. Vera, chair of the Audit Committee, is a financial expert and is independent as defined in the rules of the SEC and in the listing standards of the New York Stock Exchange. This means that the Board believes Mr. Vera has:

(i) an understanding of generally accepted accounting principles and financial statements;

(ii) the ability to assess the general application of such principles in connection with the accounting for estimates, accruals and reserves;

(iii) experience preparing, auditing, analyzing or evaluating financial statements that present a breadth and level of complexity of accounting issues that are generally comparable to the breadth and complexity of issues that can reasonably be expected to be raised by the Group’s financial statements, or experience actively supervising one or more persons engaged in such activities;

(iv) an understanding of internal control over financial reporting; and

(v) an understanding of Audit Committee functions.

Designation of a person as an audit committee financial expert does not result in the person being deemed an expert for any purpose, including under Section 11 of the Securities Act of 1933. The designation does not impose on the person any duties, obligations or liability greater than those imposed on any other audit committee member or any other director and does not affect the duties, obligations or liability of any other member of the Audit Committee or Board of Directors.

ORGANIZATION AND COMPENSATION:  Reviews the Group’s executive and director compensation, employee benefit plans and programs, including their establishment, modification and administration. All members are nonemployee directors and independent as defined in the listing standards of the New York Stock Exchange.

For a description of the processes and procedures used by the Organization and Compensation Committee for the consideration and determination of executive and director compensation, see “Compensation Discussion & Analysis” elsewhere in this proxy statement.

FINANCE:  Assists the Board in reviewing the Group’s financial policies, strategies and capital structure, and makes reports and recommendations to the Board as the Committee deems advisable. All members are nonemployee directors and independent as defined in the listing standards of the New York Stock Exchange.

NOMINATING/CORPORATE GOVERNANCE:  Assists the Board by (i) identifying candidates and nominating individuals qualified to become Board members and (ii) developing and recommending a set of corporate governance principles applicable to the Group. All members are nonemployee directors and are independent as defined in the listing standards of the New York Stock Exchange. The full responsibilities of the Nominating/Corporate Governance Committee are set forth in its charter, a copy of which is posted on the Group’s website at http://www.calwatergroup.com.

EXECUTIVE:  Has limited powers to act on behalf of the Board whenever it is not in session. This Committee meets only as needed. The Committee consists of two nonemployee directors and two employee directors.

During 2006, there were eleven regular meetings of the Board, five meetings of the Audit Committee, three meetings of the Organization and Compensation Committee, three meetings of the Finance Committee, two meetings of the Nominating/Corporate Governance Committee and no meetings of the Executive Committee. Each of the director-nominees who served on the Board of California Water Service Group in 2006 attended at least 93% of all Board and applicable committee meetings. Collectively, they attended an average of 97% of all of the Board and applicable committee meetings.

Independence of Directors

The Board has adopted a standard of director independence. The standard determines that a director is independent if he or she has no material relationship, whether commercial, industrial, banking, consulting, accounting, legal, charitable or familial, with the Group, either directly or indirectly as a partner, stockholder or officer of an entity that has a material relationship with the Group.

A director is not independent if he or she fails the standard for independence in Section 303A of the New York Stock Exchange Listed Company Manual or the Group’s independence standards. The following relationships or transactions disqualify a person from being considered independent under the Exchange’s standards:

•	the director has a material relationship (including, among others, commercial, industrial, banking, consulting, legal, accounting, charitable and familial relationships) with companies that comprise the Group;

•	the director is, or has been within the last three years, an employee of companies that comprise the Group or an immediate family member is, or has been within the last three years, an executive officer of any company that comprises the Group;

•	receipt during any twelve-month period within the past three years by the person, or by an immediate family member of the person, of more than $100,000 in direct compensation from companies that comprise the Group, other than director or committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service);

•	the director or an immediate family member is a current partner of the Group’s internal or external auditor; the director is a current employee of such a firm; the director’s immediate family member is a current employee of such a firm who participates in the firm’s audit, assurance or tax compliance (but not tax planning) practice or the director or an immediate family member was in the last three years (but is no longer) a partner or employee of such a firm and personally worked on the Group’s audit within that time;

•	employment of the director or of an immediate family member within the last three years as an executive officer of a company whose Organization and Compensation Committee includes an executive officer of the Group; and

•	being an employee or having an immediate family member who is an executive officer of a customer or vendor or other party which has made payments to or received payments from companies that comprise the Group for property or services of at least 2% or $1 million, whichever is greater, of the party’s consolidated gross revenues, in any of the past three years.

The Board has determined that none of the following relationships, in itself, is material for purposes of these standards:

•	being a residential customer of the Group;

•	being an executive officer or employee, or being otherwise affiliated with, a commercial customer from which the Group’s consolidated gross revenues in any of the last three years are or were not more than the greater of (i) 1% of the Group’s consolidated gross revenues for the year or (ii) $500,000;

•	being an executive officer or employee of a supplier or vendor that has or had consolidated gross revenues from the Group in any of the last three years of not more than the lesser of (i) 1% of the Group’s consolidated gross revenues for the year or (ii) $500,000;

•	having a 5% or greater ownership interest or similar financial interest in a supplier or vendor that has or had consolidated gross revenues from the Group in any of the last three years of not more than the lesser of (i) 1% of the Group’s consolidated gross revenues for such year or (ii) $500,000; and

•	being a director of any of the Group’s subsidiaries.

If a director is eligible for treatment as an independent director under Section 303A, but has a relationship with the Group other than one of the five relationships described above, the Board of Directors or the Nominating/Corporate Governance Committee will review the facts and circumstances of the relationship and make a good faith determination whether it considers the director independent in light of the purposes of the Sarbanes-Oxley Act of 2002 and the New York Stock Exchange Listing standards and, if it determines that the director is independent, will disclose the basis for its determination in the Group’s proxy statement for its next Annual Meeting of stockholders as required by applicable laws and regulation.

In making a determination regarding independence of a director, the Board of Directors will consider, among other things, the materiality of the relationship to the Group, to the director, and, if applicable, to the organization with which the director is affiliated.

The Board has determined that a majority of the members of the Board meet the standard and also are “independent,” as defined in the listing standards of the New York Stock Exchange.

Director Qualifications

The Group seeks directors with the following specific qualifications:

•	shows evidence of leadership in his/her particular field;

•	has broad experience and exercises sound business judgment;

•	has expertise in an area of importance to Group and its subsidiaries;

•	is able to work in a collegial Board environment;

•	has high personal and professional ethics and integrity;

•	is able to devote the required time to carry out director responsibilities;

•	has the ability and willingness to contribute special competencies to Board activities, to include appointment to Board committees;

•	is free from conflicts of interest which would interfere with serving and acting in the best interests of the Group and its stockholders;

•	has proven to be a high caliber individual who has achieved a level of prominence in his or her career; for example, a CEO or highest level financial officer of a sizeable organization, a director of a major corporation, a prominent civic or academic leader, etc.

In addition, Section 2.8 of the Group’s bylaws contains requirements which a person must meet to avoid conflicts of interest which would disqualify that person from serving as a director.

Identification of Director Nominees

The Group identifies new director candidates by director recommendations and by the use of search firms selected by the Nominating/Corporate Governance Committee.

The Group considers nominees of stockholders in the same manner as all other nominees. The Group will consider director nominees recommended by stockholders who adhere to the procedure described under “Questions and Answers About the Proxy Materials and the Annual Meeting — How can a stockholder propose a nominee for the Board?” elsewhere in this proxy statement.

Executive Sessions of the Board

As required by the listing standards of the New York Stock Exchange, the Group schedules regular executive sessions of directors in which directors meet without management participation. Mr. Douglas M. Brown has been appointed by the board as lead director and to chair these sessions.

Corporate Governance Guidelines

The Board has adopted corporate governance guidelines as defined by the listing standards of the New York Stock Exchange. The guidelines are posted on the Group’s website at http://www.calwatergroup.com. The guidelines are also available in written form upon request to Acting Corporate Secretary, California Water Service Group, 1720 North First Street, San Jose, California 95112-4598.

Retirement Age of Directors

The Group has established a mandatory retirement age for directors. A director must retire no later than the Annual Meeting that follows the date of the director’s 75th birthday. An employee director must retire as an employee no later than the Annual Meeting that follows the date of the director’s 70th birthday.

Annual Meeting Attendance

All directors are expected to attend each Annual Meeting of the Group’s stockholders, unless attendance is prevented by an emergency. All of the Group’s directors who were in office at that time attended the Group’s 2006 Annual Meeting of stockholders.

Our directors as of March 20, 2007, are as follows:

			Current Term	Director
Name	Age	Position	Expires	Since

Douglas M. Brown(2)(5)(8)(11)(12)	69	Lead Director	2007	2001
Robert W. Foy(10)	70	Chairman of the Board and Director	2007	1977
Edward D. Harris, Jr., M.D.(1)(5)(7)(12)	69	Director	2007	1993
Bonnie G. Hill(3)(5)(12)	65	Director	2007	2003
David N. Kennedy(3)(4)(12)	70	Director	2007	2003
Richard P. Magnuson(1)(2)(3)(4)(9)(12)	51	Director	2007	1996
Linda R. Meier(1)(2)(3)(5)(12)	66	Director	2007	1994
Peter C. Nelson(1)	59	President, Chief Executive Officer and Director	2007	1996
George A. Vera(4)(6)(12)	63	Director	2007	1998

(1)	Member of the Executive Committee

(2)	Member of the Audit Committee

(3)	Member of the Organization and Compensation Committee

(4)	Member of the Finance Committee

(5)	Member of the Nominating/Corporate Governance Committee

(6)	Chair of the Audit Committee

(7)	Chair of the Organization and Compensation Committee

(8)	Chair of the Finance Committee

(9)	Chair of the Nominating/Corporate Governance Committee

(10)	Chair of the Executive Committee

(11)	Chair of Board’s Executive Sessions

(12)	Independent director

PROPOSAL NO. 1 — ELECTION OF DIRECTORS

There are nine nominees for election to our Board this year. All of the nominees have served as directors since the last Annual Meeting. Information regarding the business experience of each nominee is provided below. All directors are elected annually to serve until the next Annual Meeting and until their respective successors are elected.

Vote Required

The nine persons receiving the highest number of votes represented by outstanding shares present or represented by proxy and entitled to vote will be elected. Except as otherwise indicated, each director has served for at least five years in the positions stated below.

The Board of Directors recommends a vote FOR the election of each of the following nominees:

Douglas M. Brown
Director since 2001
Age 69

Mr. Brown is lead director and a resident of the State of New Mexico. He is the former Treasurer for the State of New Mexico. From 1999 to 2005, he was president and chief executive officer of Tuition Plan Consortium and from 1990 to 1999, he was president and chief executive officer of Talbot Financial Services. He is also a former trustee of Stanford University and former regent of the University of New Mexico.

Robert W. Foy
Director since 1977
Age 70

Mr. Foy is Chairman of the Board of California Water Service Group and its subsidiaries. It is anticipated that Mr. Foy will retire as an executive officer and employee director at the annual meeting in accordance with California Water Service Group’s retirement policy. See “Board Structure — Retirement Age of Directors.” Mr. Foy is standing for reelection as a non-employee director. He was formerly president and chief executive officer of Pacific Storage Company, a diversified transportation and warehousing company serving Stockton, Modesto, Sacramento, San Jose, Benicia, Merced, and Auburn, California; he remains an owner and director of that company. He has served as Chairman of California Water Service Group since January 1, 1996. He serves as a member of the San Jose State University College of Business Advisory Board.

Edward D. Harris, Jr., M.D.
Director since 1993
Age 69

Dr. Harris is the George DeForest Barnett professor of medicine, emeritus, at Stanford University Medical Center. He is the Academic Secretary to Stanford University. He is a director of the Genentech Research and Educational Foundation. He is also the executive secretary of Alpha Omega Alpha, the National Medical Honor Society, and editor of “The Pharos.” He is a Master of the American College of Rheumatology, a Master of the American College of Physicians and a fellow of the Royal College of Physicians (London).

Bonnie G. Hill
Director since 2003
Age 65

Ms. Hill is the president of B. Hill Enterprises, LLC, a consulting firm specializing in corporate governance and board organization and public policy issues. She is also co-founder of Icon Blue, a brand marketing company. From 1997 to 2001, she was president and chief executive officer of Times Mirror Foundation and senior vice president, communications and public affairs, of The Los Angeles Times. She is a director of AK Steel Holdings

Corp., Hershey Foods Corp., Home Depot, Inc. and Yum Brands, Inc. She is also a director of the NASD Investor Education Foundation and the Center for International Private Enterprise (CIPE).

David N. Kennedy
Director since 2003
Age 70

Mr. Kennedy is retired from the State of California. From 1983 to 1998, he was director of the California Department of Water Resources. He is a life member of the American Society of Civil Engineers. In 1998, he was elected to the National Academy of Engineering.

Richard P. Magnuson
Director since 1996
Age 51

Mr. Magnuson is a private venture capitalist. From 1984 to 1996, he was a general partner of Menlo Ventures, a venture capital firm. He also is a director of one privately held company.

Linda R. Meier
Director since 1994
Age 66

Ms. Meier is a director of Greater Bay Bancorp, former board member of the Peninsula Community Foundation and a former board member of the National Advisory Board of the Haas Public Service Center. She is also a former member of the Board of Trustees of the California Academy of Sciences, the former chair of the Stanford University Hospital Board of Directors (1992-1997) and a former trustee of Stanford University (1984-1994). She is the former chair of the Stanford Athletic Board, member of the National Board of the Institute of International Education and co-chair of “The Stanford Challenge” fundraising project.

Peter C. Nelson
Director since 1996
Age 59

Mr. Nelson is president and chief executive officer of California Water Service Group and its subsidiaries. Before joining California Water Service Group in 1996, he was vice president, division operations (1994-1995) and region vice president (1989-1994) of Pacific Gas & Electric Company. He is a director of the California Chamber of Commerce and Chair of the Chamber Water Resources Committee, and a director of the National Association of Water Companies.

George A. Vera
Director since 1998
Age 63

Mr. Vera is vice president and chief financial officer of the David and Lucile Packard Foundation. Until 1997, he was an audit partner at Arthur Andersen, LLP.

STOCK OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS

Ownership of Directors and Executive Officers

Our board of directors strongly encourages stock ownership by directors and believes it is desirable for all directors to own an amount of shares having a value of four times the amount of such director’s annual director retainer. Pursuant to the Group’s Corporate Governance Guidelines, available on the Group’s website at http://www.calwatergroup.com, directors elected before April 27, 2005, who own less than the desirable amounts are strongly encouraged to increase their holdings to that amount by April 26, 2009. Directors elected after April 27, 2005, who own less than the desired amount are strongly encouraged to increase their holdings to four times the annual director retainer level before the end of four years from the date of their election to the board of directors.

The following table shows the common stock ownership of our directors and officers as of February 25, 2007. No director or executive officer owns any shares of Series C preferred stock. All directors and executive officers have sole voting and investment power over their shares (or share such powers with their spouses).

	Common Stock
Name	Beneficially Owned (*)

Douglas M. Brown	2,610	(1)
Director

Francis S. Ferraro	1,630	(2)
Executive Officer

Robert W. Foy	39,600	(3)
Director and Executive Officer

Robert R. Guzzetta	9,869	(4)
Executive Officer

Edward D. Harris, Jr., M.D.	2,353	(5)
Director

Bonnie G. Hill	2,110	(6)
Director

David N. Kennedy	2,410	(7)
Director

Martin A. Kropelnicki	411	(8)
Executive Officer

Richard P. Magnuson	20,118	(9)
Director

Linda R. Meier	3,610	(10)
Director

Peter C. Nelson	51,511	(11)
Director and Executive Officer

George A. Vera	2,875	(12)
Director

All directors and executive officers as a group	139,107	(13)

*	To the knowledge of the Group, as of February 25, 2007, all directors and executive officers together beneficially owned an aggregate of less than 1% of the Group’s outstanding common shares.

(1)	Includes 610 shares outstanding of restricted stock awarded on January 4, 2006, which were vested on January 4, 2007.

(2)	Includes 984 shares held in the Employees Savings Plan, 2,500 shares of stock-settled stock appreciation rights (572 shares vested and 1,928 shares not vested), and 325 shares restricted stock (74 shares vested and 251 shares not vested).

(3)	Includes 2,138 shares held in the Employees Savings Plan, 28,000 shares outstanding under options, 7,500 shares of stock-settled stock appreciation rights (1,718 shares vested and 5,782 shares not vested), and 974 shares of restricted stock (228 shares vested and 751 shares not vested). An additional five shares obtained through the dividend reinvestment program.

(4)	Includes 3,223 shares held in the Employees Savings Plan, 6,000 shares outstanding under options, 2,500 shares of stock-settled stock appreciation rights (572 shares vested and 1,928 shares not vested), and 325 shares of restricted stock (74 shares vested and 251 shares not vested).

(5)	Includes 610 shares outstanding of restricted stock awarded on January 4, 2006, which were vested on January 4, 2007.

(6)	Includes 610 shares outstanding of restricted stock awarded on January 4, 2006, which were vested on January 4, 2007.

(7)	Includes 610 shares outstanding of restricted stock awarded on January 4, 2006, which were vested on January 4, 2007.

(8)	Includes 325 shares outstanding of restricted stock awarded on May 1, 2006, (47 shares vested and 278 shares not vested), and 2,500 shares of stock-settled stock appreciation rights (364 shares vested and 2,136 shares not vested).

(9)	Includes 610 shares outstanding of restricted stock awarded on January 4, 2006, which were vested on January 4, 2007.

(10)	Includes 610 shares outstanding of restricted stock awarded on January 4, 2006, which were vested on January 4, 2007.

(11)	Includes 1,878 shares held in the Employees Savings Plan, 42,500 shares outstanding under options, 12,500 shares of stock-settled stock appreciation rights (2,864 shares vested and 9,636 shares not vested), and 1,623 shares of restricted stock (371 shares vested and 1,252 shares not vested). An additional 12 shares obtained through the dividend reinvestment program).

(12)	Includes 610 shares outstanding of restricted stock awarded on January 4, 2006, which were vested on January 4, 2007. An additional 19 shares obtained through the dividend reinvestment program.

(13)	Includes an aggregate of 8,223 shares held in the Employees Savings Plan for the benefit of the directors and executive officers, 76,500 shares outstanding under options which are currently exercisable or exercisable by the directors and executive officers within 60 days of February 25, 2007; 6,090 shares of stock-settled stock appreciation rights for the benefit of the directors and executive officers and 5,064 vested shares of restricted stock held by the directors and executive officers.

Ownership of Largest Principal Stockholders

As of February 25, 2007, the Group’s records and other information available from outside sources indicated that the following stockholder was the beneficial owner of more than five percent of the outstanding shares of our common stock.

The information below is as reported in filings made by third parties with the Securities and Exchange Commission. Based solely on the review of our stockholder records and public filings made by the third parties with the Securities and Exchange Commission, the Group is not aware of any other beneficial owners of more than five percent of the common stock.

		Number of Shares of
Class	Beneficial Owner	Common Stock	Percent of Class

Common	SJW Corp.(1)	1,099,952	5.3%
	374 W. Santa Clara Street
	San Jose, CA 95196

(1)	SJW Corp. has sole voting and investment power over these shares.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, requires our directors, certain officers, and holders of more than 10% of our common stock to file with the Securities and Exchange Commission reports regarding their ownership of our securities.

Based solely on its review of the copies of forms furnished to the Group, or written representations that no annual forms (SEC Form 5) were required, the Group believes that, except as set forth in the following sentence, during the fiscal year ended December 31, 2006, our directors, executive officers and holders of more than ten percent of our common stock complied with all applicable SEC Section 16(a) filing requirements.

Each of the Group’s directors and officers received shares of restricted stock and officers also received stock appreciation rights on January 4, 2006, which was required to be reported on Form 4 by January 6, 2006. In relation to this transaction, the Group filed Form 4’s late for seven directors and nine officers. To correct this administrative oversight, the Group purchased and implemented software during 2006, to help track equity compensation. We also obtained the services of an outside consultant to provide staff training to insure timely filings of forms pursuant to Section 16(a).

COMPENSATION DISCUSSION AND ANALYSIS

The Organization and Compensation Committee (Committee) administers the Group’s compensation plans and programs for board members and executive officers. After a review beginning in September, the Committee recommends to the full Board of Directors in November compensation levels, including the equity incentive plan awards, for board members and executive officers for the 12-month period beginning January 1. The Group’s principal executive officer, chairman of the board, principal financial officer and three most highly compensated executive officers in a particular year are referred to as executive officers. The material elements of the Group’s executive compensation program include:

•	Salary

•	Equity Compensation

•	Other compensation:

•	Pension Plan Benefits

•	Supplemental Executive Retirement Plan Benefits

•	Deferred Compensation Plan Benefits

•	Perquisites

The Group historically has not used annual bonuses as a compensation mechanism.

Compensation Philosophy for Executive Officers

The Group’s overall philosophy is to provide compensation that attracts, retains, and motivates talented executives, rewards excellent job performance, promotes the Company’s “one team” approach, and provides for fair, reasonable, and competitive total compensation. The Committee believes that compensating executives using these criteria benefits both stockholders and ratepayers.

The Committee is mindful that as a regulated utility, the Group’s financial performance is to a large extent dependent upon California Public Utilities Commission (CPUC) ratemaking decisions and other factors beyond the control of the officers such as rainfall and average temperatures. Therefore, the Organization and Compensation Committee’s decisions are determined largely by its comparisons with peer groups and evaluation of factors that are within the executive officers’ control.

Each year the Committee reviews, assesses and approves all compensation for directors and officers after establishing assurance that the executive compensation for officers is competitively relative to peer group companies of comparable size, complexity, location and business nature. In addition, it approves the retention, fees, and termination of any compensation consultant or compensation consulting firm used to assist in the evaluation of director and executive compensation.

Determining Executive Compensation

To assist the Committee in its review of executive compensation, the Group’s senior management provides compensation data compiled from the average of two surveys of executive compensation: (1) a survey compiled by Watson Wyatt of firms located in the San Francisco Bay Area and, (2) a national survey compiled each year by the specialty consulting firm, Saje Consulting Group, Inc., of market data for the water services industry. In averaging the two surveys, the Committee uses figures from the 50th percentile in the Watson Wyatt survey and the

Saje Consulting surveys. The Committee believes that this methodology reflects accurately the size and complexity of the Group’s business relative to the other corporations in each survey. Saje and Pearl Meyers consultants comment on the reasonableness of the total compensation approach each year.

Elements of Compensation

The Committee historically has set target compensation for base salaries and long-term incentive compensation independently.

Salary

When examining the annual compensation of individual executives, the Committee considers the current market of the position, tenure, recent history of pay increases, performance in achieving the company’s results and leadership contribution to position the company for long-term success. In general, the executive officers’ salaries are targeted near the 50th percentile of the range of salaries derived from the average of the survey data described above for executives in similar positions. Base salaries are not increased automatically each year. To assist the Committee in its annual review of base salaries, the Group’s chief executive officer provides performance information and recommendations to the Committee for each of the executive officers and the Group’s chairman based on the survey data and the other factors described above. The CEO provides a full self-assesment of his own performance and degree of success in meeting the goals set for him at the beginning of the year, and this is followed by the Committees’ question of him about the Group’s performance and his role within it. The Committee then reviews and discusses the performance of each executive and the relevant market information provided by the independent compensation consultants. Once reviewed and agreed upon, the Committee recommends to the full Board of Directors the base salaries for the executive officers (including the chief executive officer and the chairman). As a result of this analysis, the base salaries in 2006 increased for each of the executive officers.

Equity Compensation

The purpose of the Group’s long-term equity incentive compensation program is to align executive compensation with stockholder interests, create significant incentives for executive retention, encourage long-term performance by the Group’s executive officers, and promote stock ownership. In years 2003, 2004, and 2005, the Committee had not granted equity compensation. In 2005, the Committee engaged the allied executive compensation consulting firms, Clark Consulting and Pearl Meyer Partners, to assist the Group in developing a long-term equity incentive plan and compensation strategy. Clark Consulting also reviewed the equity compensation levels paid to executives at similar positions in both the Watson Wyatt and Saje Consulting surveys, as well as other national and industry survey data, and made recommendations for equity compensation to the Organization and Compensation Committee. The Committee also decided in the interest of fostering the Group’s “one-team” approach that the annual equity incentive awards granted to each of the Group’s executive officers (other than the chief executive officer and the chairman) would be the same for each.

In 2006, the value of the annual equity compensation awards granted to the executive officers was granted as stock-settled stock appreciation rights (SARs) and as restricted stock awards (RSAs). The Committee believes this mix of SARs and RSAs creates an effective combination of incentives and retention for those executives who are most responsible for influencing stockholder value.

Although in 2006, the grant of equity awards was made in January, the Committee intends to grant equity awards to the Group’s executive officers in March of each year, beginning in 2007.

Both the SARs and RSAs granted in January 2006 vest in monthly installments over 48 months following the date of grant. In addition, the SARs have a ten-year term. The exercise price of the SARs is the closing price for the Group’s common stock on the New York Stock Exchange on the grant date. Neither the SARs nor the RSAs provide for automatic vesting acceleration if there is a change in control of the Group.

Pension Plan Program

In addition to the tax-qualified defined benefit plan which covers virtually all union and non-union employees, the Group provides supplemental retirement benefits to our executive officers under the Supplemental Executive Retirement Plan (SERP). The plan is an unfunded, unsecured obligation of the Group and is designed to assist in attracting and retaining key executives while providing a competitive, total compensation program. Furthermore, the plan is designed to make up for limitations under the Internal Revenue Code on allocations and benefits that may be paid under the Group’s tax qualified plan. Since the tax code restricts benefits under our tax-qualified plan, our executives would not otherwise be eligible to receive the retirement benefits that are proportional to the benefits received by other employees generally based on compensation. The benefits under the SERP are obtained by applying the benefit provisions of the tax-qualified plan to all compensation as defined under the tax-qualified plan, without regard to the limits, reduced by benefits actually accrued under the tax-qualified plan.

The Group believes that its non-qualified supplemental pension plan enhances the competitiveness of its executive compensation package and promotes retention. The primary reason for the pension plans, particularly the SERP, is to attract and retain senior management by offering a competitive total compensation package.

Deferred Compensation Plan

The Group maintains a deferred compensation plan for its directors, officers, and qualified managers. The plan permits the Group’s executives and managers to defer up to 50% of their base salary in excess of Internal Revenue Code limits under the Group’s tax-qualified 401(k) plan. The plan is intended to promote retention by providing eligible employees, including the executive officers, with a long-term savings opportunity on a tax-preferred basis. The plan’s investment options are similar, but not identical, to the Group’s tax-qualified 401(k) plan. The plan’s benefits are unsecured, but assets earmarked to satisfy the Group’s liabilities under the plan are held in a “rabbi” trust.

401(k) Plan

All full time employees are entitled to participate in our 401(k) plan and receive matching funds. Pursuant to the plan, executive officers are entitled to contribute up to the statutory limit set by the Internal Revenue Service and the Group matches 50 percent for each dollar contributed up to a maximum Company match of 4%.

Perquisites

As part of the Group’s general automobile policy, the Group’s executive officers have the use of a company-owned automobile. The Committee believes that the provision of a company-owned automobile allows our executive officers to work more efficiently since many of the areas served by the Group are most effectively reached by automobile as opposed to forms of mass transportation, such as airlines. Any personal mileage incurred by the executive is taxed as additional compensation in accordance with IRS regulations.

Severance Arrangements

None of the executive officers is a party to an individual employment agreement with the Group that provides for severance benefits.

Consistent with the Group’s compensation philosophy, the Committee believes that the interests of stockholders are best served if the interests of senior management are aligned with those of the stockholders. To this end, the Group provides enhanced change of control severance benefits to executive officers under the Group’s Executive Severance Plan to reduce any reluctance of the executive officers to pursue or support potential change in control transactions that would be beneficial to the Group’s stockholders. The plan was adopted in 1998 and its purpose is to promote the continued employment and dedication of our executives without distraction. The Executive Severance Plan provides severance pay equal to three times base salary to each of the executive officers if their employment is terminated without cause during the two-year period following a change in control.

In addition to the Executive Severance Plan, each executive officer is covered by the Group’s general severance policy. Under the severance policy, each non-union employee of the Group is entitled to severance pay of either one week’s pay after two years of service or two weeks’ pay after five or more years service upon termination provided at least two weeks’ notice is given. In addition, all executive officers are entitled to a pay-out of six weeks of vacation time upon any termination of employment.

Other Compensation Information

When designing all aspects of compensation, the Group considers the impact of tax treatment, but the primary factor influencing program design is the support of business objectives. The Organization and Compensation Committee has reviewed the Group’s compensation structure in light of Section 162(m) of the Internal Revenue Code, which limits the amount of compensation that the Group may deduct in determining its taxable income for any year to $1,000,000 for any of its five most highly compensated executive officers. Stock appreciation rights are intended to satisfy the requirements for performance-based compensation as defined in Section 162(m) of the Internal Revenue Code. Restricted stock awards do not qualify as performance-based compensation within the meaning of Section 162(m). In 2006, no executive officer’s compensation exceeded the limitation set by Section 162(m).

The Group does not currently have any formal stock ownership guidelines for its directors or executive officers, nor does it require that directors or executive officers own a specific number of shares. The Board of Directors strongly encourages stock ownership by directors. Pursuant to the Group’s Corporate Governance Guidelines, available on the Group’s website at http://www.calwatergroup.com, beneficial ownership of an aggregate amount of shares having a value of four times the amount of the annual director retainer is desirable. Directors elected before April 27, 2005, who own less than the desirable amount are strongly encouraged to increase their holdings to that amount by April 26, 2009. Directors elected after April 27, 2005, who own less than the desired amount are strongly encouraged to increase their holdings to four times the annual director retainer level before the end of four years from the date of their election to the Board.

Summary Compensation Table

The table below summarizes the total compensation paid or earned by our Chief Executive Officer, Chief Financial Officer and the three most highly compensated executive officers of the Group for the fiscal year ended December 31, 2006.

(a)	(b)		(c)		(d)	(e)	(f)	(g)	(h)		(i)	(j)

									Change in
									Pension
									Value and
									Nonqualified
								Non-Equity	Deferred
						Stock	Option	Incentive Plan	Compensation		All Other
Name and Principal Position	Year		Salary		Bonus	Awards	Grants	Compensation	Earnings		Compensation	Total
			($)		($)(1)	($)(2)	($)(2)	($)	($)(3)		($)(4)	($)

Peter C. Nelson	2006		676,500	(5)	0	$14,749	$22,081	0	$522,752		$27,274	$1,337,420
President and Chief Executive Officer

Robert W. Foy	2006		344,500	(6)	0	$8,780	$13,246	0	$2,322	(7)	$26,248	$459,835
Chairman of the Board

Martin A. Kropelnicki	2006	(8)	219,232	(9)	0	$1,998	3,301	0	$37,534		$15,342	$294,331
Vice President, Chief Financial Officer and Treasurer

Francis S. Ferraro	2006		295,000	(10)	0	$2,850	$4,410	0	$185,598		$18,330	$522,715
Vice President, Regulatory Matters and Corporate Relations

Robert R. Guzzetta	2006		245,000	(11)	0	$2,850	$4,410	0	$88,045		$11,305	$368,137
Vice President, Operations

(1)	The executive officers were not entitled to receive payments which would be characterized as “bonus” payments for the fiscal year ended December 31, 2006.

(2)	Amounts reflect the dollar amount recognized for financial statement reporting purposes for the fiscal year ended December 31, 2006, in accordance with the provisions of Statement of Financial Accounting Standards No. 123R and thus may include amounts from awards granted in and prior to 2006. Assumptions used in the calculation of these amounts are included in footnote 13 of Group’s annual report on Form 10-K filed with the Securities and Exchange Commission on March 14, 2007.

(3)	Amounts in this column reflect the actuarial increase in the present value of the executive officer’s benefits under the Group’s pension plan determined using interest rate and mortality rate assumptions consistent with those used in the Group’s financial statements and includes amounts which the executive officers may not currently be entitled to receive because such amounts are not vested.

(4)	All other compensation is comprised of 401(k) matching contributions made by Group on behalf of the executive officer and the personal use of company-provided cars. The value attributable to personal use of company-provided cars are included as compensation on the W-2 of each executive officer who receives such benefits. Each such officer is responsible for paying income tax on such amount.

(5)	For 2007, the Organization and Compensation Committee recommended and the board approved a $735,000 annual salary for Mr. Nelson as well as the issuance of 1,650 shares of restricted stock and 8,140 shares of stock appreciation rights. Such equity was granted on the close of business on March 6, 2007, four business days after the release of year-end results. The restricted stock vests ratably over 48 months, and the stock appreciation rights have a 10-year term and vest ratably over 48 months.

(6)	For 2007, the Organization and Compensation Committee recommended and the board approved a $360,500 annual salary for Mr. Foy. The Organization and Compensation Committee awarded the issuance of 665 shares of restricted stock consistent with provisions of stock grants to non-employee directors. Such equity was granted on the close of business on March 6, 2007, four business days after the release of year-end results.

(7)	Includes a $2,322 change in Mr. Foy’s pension he received as a director of Group.

(8)	Mr. Kropelnicki commenced employment with California Water Service Group on March 13, 2006.

(9)	For 2007, the Organization and Compensation Committee recommended and the board approved a $315,000 annual salary for Mr. Kropelnicki, as well as the issuance of 400 shares of restricted stock and 2,000 shares of stock appreciation rights. Such equity was granted on the close of business on March 6, 2007, four business days after the release of year-end results. The restricted stock vests ratably over 48 months, and the stock appreciation rights have a 10-year term and vest ratably over 48 months.

(10)	For 2007, the Organization and Compensation Committee recommended and the board approved a $315,000 annual salary for Mr. Ferraro, as well as the issuance of 400 shares of restricted stock and 2,000 shares of stock appreciation rights. Such equity was granted on the close of business on March 6, 2007, four business days after the release of year-end results. The restricted stock vests ratably over 48 months, and the stock appreciation rights have a 10-year term and vest ratably over 48 months.

(11)	For 2007, the Organization and Compensation Committee recommended and the board approved a $262,000 annual salary for Mr. Guzzetta, as well as the issuance of 400 shares of restricted stock and 2,000 shares of stock appreciation rights. Such equity was granted on the close of business on March 6, 2007, four business days after the release of year-end results. The restricted stock vests ratably over 48 months, and the stock appreciation rights have a 10-year term and vest ratably over 48 months.

Grants of Plan-Based Awards

For Fiscal Year Ended 2006

The table below sets forth certain information with respect to options granted during or for the fiscal year ended December 31, 2006, to each of our executive officers.

									All Other	All Other		Grant
									Stock	Option		Date
									Awards:	Awards:	Exercise or	Fair
			Estimated Future Payouts			Estimated Future Payouts			Number of	Number of	Base	Value of
			Under Non-Equity			Under Equity			Shares of	Securities	Price of	Stock and
			Incentive Plan Awards			Incentive Plan Awards			Stock or	Underlying	Option	Options
	Approval	Grant	Threshold	Target	Maximum	Threshold	Target	Maximum	Units	Options	Awards	Awards
Name	Date	Date	($)	($)	($)	(#)	(#)	($)	(#)	(#)	($/Sh)	($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)	(k)	(l)	(m)

Peter C. Nelson(1)	12/21/2005	1/4/2006	0	0	0	0	0	0	383	0	—	$14,749
President and	12/21/2005	1/4/2006	0	0	0	0	0	0	0	2,864	$38.51	$22,081
Chief Executive Officer

Robert W. Foy(2)	12/21/2005	1/4/2006	0	0	0	0	0	0	228	0	—	$8,780
Chairman of the Board	12/21/2005	1/4/2006	0	0	0	0	0	0	0	1,718	$38.51	$13,246

Martin A. Kropelnicki(4)	4/26/2006	5/1/2006	0	0	0	0	0	0	47	0	—	$1,998
Vice President,	4/26/2006	5/1/2006	0	0	0	0	0	0	0	364	$42.51	$3,301
Chief Financial Officer
and Treasurer

Francis S. Ferraro(3)	11/16/2005	1/4/2006	0	0	0	0	0	0	74	0	—	$2,850
Vice President,	11/16/2005	1/4/2006	0	0	0	0	0	0	0	572	$38.51	$4,410
Regulatory Matters and Corporate Relations

Robert R. Guzzetta(3)	11/16/2005	1/4/2006	0	0	0	0	0	0	74	0	—	$2,850
Vice President, Operations	11/16/2005	1/4/2006	0	0	0	0	0	0	0	572	$38.51	$4,410

(1)	For 2006, the Committee recommended to award Mr. Nelson 1,623 shares of restricted stock and 12,500 shares of stock appreciation rights. The restricted stock award was granted on January 4, 2006, with a 10-year term, and will vest ratably over 48 months. The stock appreciation rights have a 10-year term and vest ratably over 48 months.

(2)	For 2006, the Committee recommended to award Mr. Foy 974 shares of restricted stock and 7,500 shares of stock appreciation rights. The restricted stock award was granted on January 4, 2006, with a 10-year term, and will vest ratably over 48 months. The stock appreciation rights have a 10-year term and vest ratably over 48 months.

(3)	For 2006, the Committee recommended to award executive officers 325 shares of restricted stock and 2,500 shares of stock appreciation rights. The restricted stock award was granted on January 4, 2006, with a 10-year term, and will vest ratably over 48 months. The stock appreciation rights have a 10-year term and vest ratably over 48 months.

(4)	For 2006, the Committee recommended to award executive officers 325 shares of restricted stock and 2,500 shares of stock appreciation rights. The restricted stock award was granted on May 1, 2006, with a 10-year term, and will vest ratably over 48 months. The stock appreciation rights have a 10-year term and vest ratably over 48 months.

Outstanding Equity Awards at Fiscal 2006 Year-End

	Option Awards					Stock Awards
									Equity
									Incentive
								Equity	Plan Awards:
			Equity					Incentive	Market
			Incentive					Plan Awards:	or Payout
			Plan					Number	Value of
			Awards:				Market	of Unearned	Unearned
	Number of	Number of	Number			Number of	Value of	Shares,	Shares,
	Securities	Securities	of Securities			Shares of	Shares or	Units or	Units or
	Underlying	Underlying	Underlying			Units of	Units of	Other	Other
	Unexercised	Unexercised	Unexercised	Option		Stock That	Stock That	Rights That	Rights That
	Options	Options	Unearned	Exercise	Option	Have Not	Have Not	Have Not	Have Not
	(#)	(#)	Options	Price	Expiration	Vested	Vested	Vested	Vested
Name	Exercisable	Unexercisable	(#)	($)	Date	(#)	($)	(#)	($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)

Peter C. Nelson(1)	12,500	0	0	$23.20	6/28/2010
President and Chief	15,000	0	0	$25.94	1/1/2011
Executive Officer	15,000	0	0	$25.15	1/1/2012
	2,864	9,636	0	$38.51	1/4/2016	1,252	$50,581	0	0

Robert W. Foy(2)	8,000	0	0	$23.20	6/28/2010
Chairman of the Board	10,000	0	0	$25.94	1/1/2011
	10,000	0	0	$25.15	1/1/2012
	1,718	5,782	0	$38.51	1/4/2016	751	$30,340	0	0

Martin A. Kropelnicki(4)	364	2,136	0	$42.51	5/1/2016	278	$11,231	0	0
Vice President,
Chief Financial Officer and Treasurer

Francis S. Ferraro(3)	572	1,928	0	$38.51	1/4/2016	251	$10,140	0	0
Vice President,
Regulatory Matters
and Corporate
Relations

Robert R. Guzzetta(3)	3,000	0	0	$25.94	1/1/2011
Vice President,	3,000	0	0	$25.15	1/1/2012
Operations	572	1,928	0	$38.51	1/4/2016	251	$10,140	0	0

(1)	For 2006, the Committee recommended to award Mr. Nelson 1,623 shares of restricted stock and 12,500 shares of stock appreciation rights. The restricted stock award was granted on January 4, 2006, with a 10-year term, and will vest ratably over 48 months. The stock appreciation rights have a 10-year term and vest ratably over 48 months.

(2)	For 2006, the Committee recommended to award Mr. Foy 974 shares of restricted stock and 7,500 shares of stock appreciation rights. The restricted stock award was granted on January 4, 2006, with a 10-year term, and will vest ratably over 48 months. The stock appreciation rights have a 10-year term and vest ratably over 48 months.

(3)	For 2006, the Committee recommended to award executive officers 325 shares of restricted stock and 2,500 shares of stock appreciation rights. The restricted stock award was granted on January 4, 2006, with a 10-year term, and will vest ratably over 48 months. The stock appreciation rights have a 10-year term and vest ratably over 48 months.

(4)	For 2006, the Committee recommended to award executive officer 325 shares of restricted stock and 2,500 shares of stock appreciation rights. The restricted stock award was granted on May 1, 2006, with a 10-year term, and will vest ratably over 48 months. The stock appreciation rights have a 10-year term and vest ratably over 48 months.

Option Exercises and Stock Vested

For Fiscal Year Ended 2006

	Option Awards		Stock Awards
	Number of Shares	Value	Number of Shares	Value
	Acquired on	Realized on	Acquired on	Realized on
Name of Executive	Exercise	Exercise	Vesting	Vesting
Officer	(#)	($)	(#)	($)
(a)	(b)	(c)	(d)	(e)

Peter C. Nelson	0	X	371	$14,757
President and Chief Executive Officer

Robert W. Foy	0	X	223	$8,868
Chairman of the Board

Martin A. Kropelnicki	0	X	47	$1,771
Vice President, Chief Financial Officer
and Treasurer

Francis S. Ferraro	750	$18,863	74	$2,944
Vice President,
Regulatory Matters and Corporate Relations

Robert R. Guzzetta	0	X	74	$2,944
Vice President, Operations

Pension Benefits

For Fiscal Year Ended 2006

The table below shows the present value of accumulated benefits payable to each of the executive officers, including the number of years of service credited to each executive officer under the California Water Service Pension Plan and the Supplemental Executive Retirement Plan, each of which is described elsewhere in this proxy statement.

		Number of Years		Present Value of	Payments During
		Credited Service		Accumulated Benefit	Last Fiscal Year
Name	Plan Name	(#)		($)(1)(2)	($)
(a)	(b)	(c)		(d)	(e)

Peter C. Nelson	California Water Service	10.92		$412,432	0
President and Chief	Pension Plan
Executive Officer	Supplemental Executive Retirement Plan	15.00	(3)(5)	$4,104,360	0

Robert W. Foy	California Water Service	11.00		$334,236	0
Chairman of the Board	Pension Plan
	Supplemental Executive Retirement Plan	15.00	(4)(5)	$1,769,351	0

Martin A. Kropelnicki	California Water Service	0.80		$16,216	0
Vice President, Chief	Pension Plan
Financial Officer and	Supplemental Executive	0.80		$21,318	0
Treasurer	Retirement Plan

Francis S. Ferraro	California Water Service	17.42		$575,727	0
Vice President,	Pension Plan
Regulatory Matters and	Supplemental Executive	15.00	(5)	$1,326,607	0
Corporate Relations	Retirement Plan

Robert R. Guzzetta	California Water Service	29.58		$733,984	0
Vice President,	Pension Plan
Operations	Supplemental Executive	15.00	(5)	$385,577	0
	Retirement Plan

(1)	The present value is determined using interest rate and mortality rate assumptions consistent with those used in the Group’s financial statements.

(2)	Includes amounts which the named executive officer may not currently be entitled to receive because such amounts are not vested.

(3)	Full vesting in the SERP is 15 years. Mr Nelson was awarded, for benefit purposes, credit for an additional ten years of service in November 1998.

(4)	Full vesting in the SERP is 15 years. Mr. Foy was a director for 19 years prior to becoming an executive officer of the Group. As a director, Mr. Foy participated in the Supplemental Executive Retirement Plan and received credit for his years of service as a director.

(5)	All eligible officers are fully vested after 15 years of service.

Nonqualified Deferred Compensation

For Fiscal Year Ended 2006

	Executive	Registrant	Aggregate	Aggregate	Aggregate
	Contributions in	Contributions in	Earnings	Withdrawals/	Balance
	Last FY	Last FY	in Last FY	Distributions	at Last FY
Name	($)	($)	($)	($)	($)
(a)	(b)	(c)	(d)	(e)	(f)

Peter C. Nelson	0	0	$21,199	0	$562,721
President and Chief
Executive Officer

Robert W. Foy	$24,000	0	$29,734	0	$318,291
Chairman of the Board

Martin A. Kropelnicki	0	0	0	0	0
Vice President, Chief Financial Officer and Treasurer

Francis S. Ferraro	$105,000	0	$37,642	0	$441,206
Vice President, Regulatory Matters and Corporate Relations

Robert R. Guzzetta	0	0	0	0	0
Vice President, Operations

The Deferred Compensation Plan provides specified benefits to select group of management and highly compensated employees who contribute materially to the continued growth, development and future business success of California Water Service Group. This plan is described in more detail on page 16.

Potential Payments Upon Change of Control

On December 16, 1998, the Group adopted the Executive Severance Plan. The Executive Severance Plan provides that if within 24 months following a change of control of the Group, the executive officer’s employment is terminated for any reason other than good cause or by the executive for good reason, the Group will make a cash payment to the executive officer equal to three times the sum of such executive officer’s base salary as of the date of the change of control or the date the officer’s employment terminates, whichever is greater. The payments would be paid in three equal annual installments commencing on the first of the month following the month in which the officer’s employment terminated and payable thereafter on the anniversary of the initial payment date.

Each officer’s entitlement to the severance payment is conditioned upon execution of a release agreement. Additionally, the executive officer forfeits the right to receive the severance payment if he or she violates the non-solicitation and confidentiality provisions of the Executive Severance Plan.

The terms “change of control,” “good cause” and “good reason” have specific definitions assigned to them in the Executive Severance Plan, which is on file with the SEC.

Had a change of control occurred during fiscal 2006 and had their employment been terminated on December 31, 2006, either without good cause or by the executive for good reason, the executive officers would have been eligible to receive the payments set forth below.

Had a change of control not occurred during fiscal 2006 and had their employment been terminated on December 31, 2006, either without good cause or by the executive for good reason, the executive officer would be covered by the Group’s general severance policy. Under the severance policy, the executive officer would receive one week’s pay after two years of service or two weeks’ pay after five or more years service upon termination provided at least two weeks’ notice is given. In addition, executive officers are entitled to a pay-out of six weeks of vacation time upon any termination of employment.

Potential payments Upon Change of Control

Salary
Name	($)
Peter C. Nelson, President and Chief Executive Officer	$2,029,500
Robert W. Foy, Chairman of the Board	$1,033,500
Martin A. Kropelnicki, Vice President, Chief Financial Officer and Treasurer	$855,000
Francis S. Ferraro, Vice President, Regulatory Matters and Corporate Relations	$885,000
Robert R. Guzzetta, Vice President, Operations	$735,000

In addition to the benefits described above, if an executive officer’s employment terminates within one year of change of control, his or her options do not terminate or accelerate. The executive officer, although no longer an employee of the Company, may exercise his or her options in accordance with the original vesting schedule.

Director Compensation

For Fiscal Year Ended 2006

					Change in
					Pension
					Value and
	Fees				Nonqualified
	Earned			Non-Equity	Deferred
	or Paid	Stock		Incentive Plan	Compensation	All Other
	in Cash	Awards	Option Awards	Compensation	Earnings	Compensation	Total
Name	($)(1)	($)(2)	($)	($)	($)(3)	($)(4)	($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)

Douglas M. Brown	$61,000	$23,491	0	0	$13,848	0	$79,187
Lead Director

Edward D. Harris, Jr., M.D.	$52,004	$23,491	0	0	$2,905	0	$59,612

Bonnie G. Hill	$47,504	$23,491	0	0	$11,317	0	$63,524

David N. Kennedy	$50,504	$23,491	0	0	$15,504	0	$70,711

Richard P. Magnuson	$65,504	$23,491	0	0	$2,233	0	$72,440

Linda R. Meier	$53,504	$23,491	0	0	$1,610	0	$59,817

George A. Vera	$68,000	$23,491	0	0	$10,812	0	$83,515

(1)	In 2006, each director received an annual retainer of $23,500. The Audit Committee Chair, Mr. Vera, is paid an additional annual retainer of $8,500.

(2)	Amounts reflect the dollar amount recognized for financial statement reporting purposes for the fiscal year ended December 31, 2006, in accordance with the provisions of Statement of Financial Accounting Standards No. 123R and thus may include amounts from awards granted in and prior to 2006. Assumptions used in the calculation of these amounts are included in footnote 13 of Group’s annual report on Form 10-K filed with the Securities and Exchange Commission on March 14, 2007.

(3)	Increase in present value of accumulated benefit in 2006. Change in pension value for directors also includes change in Senior Executive Retirement Plan (SERP) benefit for 2006.

(4)	Any current director who retires after serving on the Board for a total of five or more years will receive a retirement benefit equivalent to $22,000 per year. This benefit will be paid for the number of years the director served on the Board, up to 10 years. Retirement benefit payments will be made monthly at the same time as retainer payments are made to active directors. In December 2005, the Director Retirement Plan was cancelled for future directors. No amounts were paid to directors under this program in fiscal 2006.

REPORT OF THE ORGANIZATION AND COMPENSATION COMMITTEE OF THE BOARD OF
DIRECTORS ON EXECUTIVE COMPENSATION

The Organization and Compensation Committee of the Group’s board of directors has submitted the following report for inclusion in this Proxy Statement:

Our Organization and Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis contained in this Proxy Statement with management. Based on our review of and the discussions with management with respect to the Compensation Discussion and Analysis, our Organization and Compensation Committee recommended to the board of directors that the Compensation Discussion and Analysis be included in this Proxy Statement and in the Group’s Annual Report on Form 10-K for the fiscal year ended December 31, 2006, for filing with the SEC.

The foregoing report is provided by the following directors, who constitute the Organization and Compensation Committee:

ORGANIZATION AND COMPENSATION COMMITTEE

Edward D. Harris, Jr., M.D., Committee Chair
Bonnie G. Hill
David N. Kennedy
Richard P. Magnuson
Linda R. Meier

ORGANIZATION AND COMPENSATION COMMITTEE INTERLOCKS AND INSIDER
PARTICIPATION

No member of the Organization and Compensation Committee was an officer or employee of the Group or any of its subsidiaries during 2006, nor was any such member previously an officer of the Group or any of its subsidiaries. No member of the Organization and Compensation Committee had any material interest in a transaction of the Group or a business relationship with, or any indebtedness to the Group, in each case that would require disclosure under “Certain Related Persons Transactions” included elsewhere in this Proxy Statement.

None of the executive officers or non executive officers of the Group has served on the Board of Directors or on the Organization and Compensation Committee of any other entity, any of whose officers served either on the Board of Directors or on the Organization and Compensation Committee of the Group.

CERTAIN RELATED PERSONS TRANSACTIONS

Our wholly-owned subsidiary, CWS Utility Services (CWSUS), provides laboratory services to a subsidiary of San Jose Water Corporation (SJWC), which has ownership of over 5.3% of our common stock outstanding. The rates charged are comparable to rates charged to other third parties. We received approximately $135,000 from SJW Corporation for water sampling. The revenue and income from this activity is not significant to our business. Certain of our properties are in SJWC’s service territory. As a result, we paid SJWC approximately $75,000 for utility water service.

Procedures for Approval of Related Persons Transactions

The Company does not have a stated policy for considering related party transactions. Instead, the Board of Directors reviews all related persons transactions on a case by case basis and approves all such transactions in accordance with the Delaware General Corporation Law.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee oversees the Group’s financial reporting process on behalf of the Board of Directors. The Committee’s purpose and responsibilities are set forth in the Audit Committee Charter. The current charter is available on the Group’s website at http://www.calwatergroup.com. The Committee consists of four members, each of whom meets the New York Stock Exchange standards for independence and the Sarbanes-Oxley Act independence standards for audit committee membership, and has at least one member meeting the requirements of a financial expert. During 2006, the Committee met five times.

The Group’s management has primary responsibility for preparing the Group’s financial statements and the overall reporting process, including the Group’s system of internal controls. KPMG LLP, the Group’s independent registered public accounting firm, audited the financial statements prepared by the Group and expressed their opinion that the financial statements present fairly the Group’s financial position, results of operations and cash flows in conformity with generally accepted accounting principles. KPMG LLP also audited management’s assessment that the Group maintained effective internal control over financial reporting as of December 31, 2006, and expressed their opinion that management’s assessment is fairly stated, in all material respects, and that the Group maintained, in all material respects, effective internal control over financial reporting as of December 31, 2006.

In connection with the December 31, 2006, financial statements, the Audit Committee:

(1) reviewed and discussed the audited financial statements with management and the independent registered public accounting firm;

(2) discussed with the independent registered public accounting firm the matters required by Statement on Auditing Standards No. 61, “Communication with Audit Committees,” as amended;

(3) received from KPMG LLP and discussed with the auditor written disclosures required by the Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committees” and the Committee also discussed with KPMG LLP the firm’s independence, and considered whether the firm’s provision of non-audit services and the fees and costs billed for those services are compatible with KPMG LLP’s independence; and

(4) met privately with the Group’s independent registered public accounting firm and internal auditors, each of whom has unrestricted access to the Audit Committee, without management present, and discussed their evaluations of the Group’s internal controls and overall quality of the Group’s financial reporting and accounting principles used in preparation of financial statements. The Committee also met privately with the Group’s Chairman and the President and Chief Executive Officer, the Chief Financial Officer and the Controller to discuss the same issues.

Based upon these reviews and discussions, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Annual Report on Form 10-K to be filed with the Securities and Exchange Commission.

AUDIT COMMITTEE

George A. Vera, Committee Chair
Douglas M. Brown
Richard P. Magnuson
Linda R. Meier

RELATIONSHIP WITH THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has selected KPMG LLP to serve as the Group’s independent registered public accounting firm for the year ending December 31, 2007. The Committee’s selection of KPMG LLP as independent registered public accounting firm is submitted for ratification by vote of the stockholders at their Annual Meeting.

Category of Services	2005	2006

Audit Fees(1)	$645,500	$780,200

Audit-Related Fees(2)	$0	$0

Tax Fees(3)	$0	$0

Subtotal	$645,500	$780,200

All Other Fees(4)	$0	$0

(1)	The audit services included audits of California Water Service Group and California Water Service Company annual financial statements for the year ended December 31, 2005 and 2006, and quarterly reviews of the Group’s interim financial statements. Included for the year ended December 31, 2006, fees are related to the audit of management’s assessment of internal control over financial reporting and an audit of the effectiveness of internal control over financial reporting.

(2)	Services include assurance and related services by the auditor that are reasonably related to the performance of the audit or review of the Group’s financial statements and are not reported under “Audit Fees.”

(3)	Services include tax compliance, tax advice, and tax planning.

(4)	Services include other services (and products) provided by the independent registered public accounting firm, other than the services reported above in this table.

Fees reported in the above table relate to that fiscal year and were incurred either during the fiscal year or in the quarter following the fiscal year end.

All non-audit services provided by the independent registered public accounting firm are subject to preapproval by the Audit Committee, as described in the Audit Committee Charter, which is available on the Group’s website at http://www.calwatergroup.com.

PROPOSAL NO. 2 — RATIFICATION OF SELECTION OF KPMG LLP AS INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM FOR 2007

Stockholders will vote on the ratification of the selection of KPMG LLP, certified public accountants, to audit the Group’s books, records and accounts for the year ending December 31, 2007. Following the recommendation of the Audit Committee, the Board recommends a vote FOR the adoption of this proposal. Representatives of KPMG LLP will be present at the meeting to answer questions and will have an opportunity to make a statement if they desire to do so. If the stockholders do not ratify this appointment, the Audit Committee will reconsider the selection of the independent registered public accounting firm.

Vote Required

In order for the ratification of the selection of the independent registered public accounting firm to be approved, it must receive the affirmative vote of a majority of the shares present in person or represented by proxy and entitled to vote at the meeting.

The Board urges you to vote FOR this proposal.

OTHER MATTERS

Adjournment

Notice of adjournment need not be given if the date, time and place thereof are announced at the Annual Meeting at which the adjournment is taken. However, if the adjournment is for more than 30 days, or if a new record date is fixed for the adjourned Annual Meeting, a notice of the adjourned Annual Meeting will be given to each stockholder entitled to vote at the Annual Meeting. At adjourned Annual Meetings, any business may be transacted which might have been transacted at the original Annual Meeting.

Cost of proxy solicitation

The Group will bear the entire cost of preparing, assembling, printing and mailing this proxy statement, the proxies and any additional materials which may be furnished by the Board to stockholders. The solicitation of proxies will be made by the use of the U.S. postal service and also may be made by telephone, or personally, by directors, officers and regular employees of the Group, who will receive no extra compensation for such services. Morrow & Co. was hired to assist in the distribution of proxy materials and solicitation of votes for $7,000, plus out-of-pocket expenses. The Group will reimburse brokerage houses and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy and solicitation materials to stockholders.

Other matters

The Board is not aware of any matters to come before the Annual Meeting other than the proposals for the election of directors and the ratification of the selection of the independent registered public accounting firm. If any other matters should be brought before the meeting or any adjournment thereof, upon which a vote properly may be taken, the proxy holders will vote in their discretion unless otherwise provided in the proxies. The report of the Organization and Compensation Committee, the report of the Audit Committee, and the statement of independence of Audit Committee members referred to under “Board Structure - Committees: Audit” are not to be considered as incorporated by reference into any other filings which the Group makes with the Securities and Exchange Commission under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended. These portions of this proxy statement are not a part of any of those filings unless otherwise stated in those filings.

Code of ethics

The Group has adopted a written code of ethics that applies to its principal executive officer, principal financial officer and principal accounting officer or controller. The Group has also adopted codes of ethics for its employees and directors. The codes are posted on the Group’s website at http://www.calwatergroup.com. The codes are also available in written form upon request to Acting Corporate Secretary, California Water Service Group, 1720 North First Street, San Jose, California 95112-4598.

Stockholders Sharing an Address

As permitted by the Securities Exchange Act of 1934, as amended, the Group may deliver only one copy of this proxy statement to stockholders residing at the same address, unless such stockholders have advised the Group of their desire to receive multiple copies of the proxy statement. Stockholders residing at the same address may request delivery of multiple copies of the proxy statement by directing a notice to Acting Corporate Secretary, California Water Service Group, 1720 North First Street, San Jose, California 95112-4598 or calling (408) 367-8200. The Group will promptly deliver, upon oral or written request, a separate copy of this proxy statement to any stockholder who so requests.

Copies of Annual Report on Form 10-K

The Group, upon request, will furnish to record and beneficial holders of its common stock, free of charge, a copy of its Annual Report on Form 10-K (including financial statements and schedules but without exhibits) for fiscal year 2006. Copies of exhibits to Form 10-K also will be furnished upon request for a payment of a fee of $0.50 per page. All requests should be directed to Acting Corporate Secretary at the following address California Water Service Group, 1720 North First Street, San Jose, California 95112-4598.

Electronic copies of the Group’s 10-K, including exhibits, and this proxy statement will be available on the Group’s website at: http://www.calwatergroup.com.

Disclaimer Regarding Website

The information contained on the Group’s website is not to be deemed included or incorporated by reference into this proxy statement.

PROXY CARD
ANNUAL MEETING OF STOCKHOLDERS OF
CALIFORNIA WATER SERVICE GROUP
April 25, 2007
Please date, sign and mail
your proxy card in the
envelope provided, or vote
by telephone or Internet, as
soon as possible.
â          Please detach along perforated line and mail in the envelope provided.            â

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF DIRECTORS AND “FOR” PROPOSAL 2. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☑

1.	Election of Directors: You cannot cumulate your votes when voting by Internet or telephone. In order to cumulate your votes, you must return this proxy card by mail in the enclosed envelope.				2. Proposal to Ratify the Selection of KPMG LLP as the independent registered public accounting firm of the Group for 2007.

		NOMINEES:			FOR	AGAINST	ABSTAIN
					☐	☐	☐
☐	FOR ALL NOMINEES	¡	Douglas M. Brown
		¡	Robert W. Foy
☐	WITHHOLD AUTHORITY	¡	Edward D. Harris, Jr. M.D.	IF NOT OTHERWISE DIRECTED, THIS PROXY WILL BE VOTED “FOR” THE ELECTION OF DIRECTORS AND “FOR” RATIFICATION OF THE SELECTION OF KPMG LLP AS INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2007 AND IN THE DISCRETION OF THE PROXY HOLDERS ON ANY OTHER MATTERS PROPERLY RAISED AT THE MEETING. THE COMPANY KNOWS OF NO OTHER MATTER TO BE RAISED AT THE MEETING OTHER THAN AS SET FORTH IN THE COMPANY'S PROXY STATEMENT.

PLEASE DATE, SIGN AND RETURN PROMPTLY.
	FOR ALL NOMINEES	¡	Bonnie G. Hill
		¡	David N. Kennedy
☐	FOR ALL EXCEPT	¡	Richard P. Magnuson
	(See instructions below)	¡	Linda R. Meier
		¡	Peter C. Nelson
		¡	George A. Vera

INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee whom you wish to withhold voting for, as shown here: ●					NOTE: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.
☐

Signature of Shareholder	Date:	Signature of Shareholder	Date:

CALIFORNIA WATER SERVICE GROUP
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
PETER C. NELSON and LYNNE P. MCGHEE, and each of them with full power of substitution, are hereby authorized to vote, as designated on the reverse side, all the shares of California Water Service Group common stock and preferred stock of the undersigned at the Annual Meeting of Stockholders of California Water Service Group to be held at 1720 N. First Street, San Jose, California on April 25, 2007 at 9:30 a.m., or at any adjournment thereof. By my signature on the reverse side of this proxy, I acknowledge that I have received a copy of the notice of meeting and proxy statement relating to this meeting and of the Group’s Annual Report to Stockholders for 2006. Unless otherwise specified below this proxy authorizes the proxies to cumulate all votes that the undersigned is entitled to cast at the Annual Meeting for, and to allocate such votes among, one or more of the nominees listed on the reverse side as the proxies determine in their discretion. To specify a different method of cumulative voting, write “cumulate for” and the number of shares and the name(s) of the nominee(s) in the space provided below.
Please date, sign, and mail as soon as possible in the enclosed envelope.
(Continued and to be signed on the reverse side)

ANNUAL MEETING OF STOCKHOLDERS OF
CALIFORNIA WATER SERVICE GROUP
March 20, 2007

PROXY VOTING INSTRUCTIONS

MAIL - Date, sign and mail your proxy card in the envelope provided as soon as possible.
- OR -
TELEPHONE - Call toll-free 1-800-PROXIES (1-800-776-9437) from any touch-tone telephone and follow the instructions. Have your proxy card available when you call.
- OR -
INTERNET - Access www.voteproxy.com and follow the on-screen instructions. Have your proxy card available when you access the web page.

COMPANY NUMBER
ACCOUNT NUMBER

You may enter your voting instructions at 1-800-PROXIES or www.voteproxy.com up until 11:59 PM Eastern Time the day before the meeting date. We have been advised by counsel that these telephone and Internet voting procedures comply with Delaware law.
â  Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet.   â

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF DIRECTORS AND “FOR” PROPOSAL 2. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☑

1.	Election of Directors: You cannot cumulate your votes when voting by Internet or telephone. In order to cumulate your votes, you must return this proxy card by mail in the enclosed envelope.				2. Proposal to Ratify the Selection of KPMG LLP as the independent registered public accounting firm of the Group for 2007.

		NOMINEES:			FOR	AGAINST	ABSTAIN
					☐	☐	☐
☐	FOR ALL NOMINEES	¡	Douglas M. Brown
		¡	Robert W. Foy
☐	WITHHOLD AUTHORITY	¡	Edward D. Harris, Jr. M.D.	IF NOT OTHERWISE DIRECTED, THIS PROXY WILL BE VOTED “FOR” THE ELECTION OF DIRECTORS AND “FOR” RATIFICATION OF THE SELECTION OF KPMG LLP AS INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2007 AND IN THE DISCRETION OF THE PROXY HOLDERS ON ANY OTHER MATTERS PROPERLY RAISED AT THE MEETING. THE COMPANY KNOWS OF NO OTHER MATTER TO BE RAISED AT THE MEETING OTHER THAN AS SET FORTH IN THE COMPANY'S PROXY STATEMENT.

PLEASE DATE, SIGN AND RETURN PROMPTLY.
	FOR ALL NOMINEES	¡	Bonnie G. Hill
		¡	David N. Kennedy
☐	FOR ALL EXCEPT	¡	Richard P. Magnuson
	(See instructions below)	¡	Linda R. Meier
		¡	Peter C. Nelson
		¡	George A. Vera

INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee whom you wish to withhold voting for, as shown here: ●
NOTE: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.
☐

Signature of Shareholder	Date:	Signature of Shareholder	Date: